UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 3, 2011

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	1-14174 (Commission File No.)	58-2210952 (I.R.S Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
 (Address and zip code of principal executive offices)

404-584-4000
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]                           Written communications pursuant to Rule 425 under the Securities Act.
[   ]                           Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[   ]                           Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
[   ]                           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.02                 Termination of a Material Definitive Agreement.

As previously reported, on December 21, 2010, and in connection with the proposed merger of AGL Resources Inc. (“AGL Resources”) with Nicor Inc. (the “Merger”), AGL Resources and AGL Capital Corporation, a wholly owned subsidiary of AGL Resources (“AGL Capital”), entered into a 364-day Bridge Term Loan Credit Agreement (the “Bridge Facility”) by and among AGL Resources as guarantor, AGL Capital as borrower, and the several agents and lenders named in the Bridge Facility.  The Bridge Facility was intended to be used to help finance the Merger and pay related fees and expenses in the event permanent financing was not available by the time of the consummation of the Merger.

AGL Resources and AGL Capital have now obtained sufficient permanent debt financing to fund the cash portion of the Merger consideration.  Consequently, on November 3, 2011, AGL Capital delivered notice to the administrative agent for the Bridge Facility that, pursuant to the terms of the Bridge Facility, AGL Capital has elected to terminate the Bridge Facility effective November 8, 2011.  No borrowings have ever been made under the Bridge Facility.

Additional Information

In connection with the proposed Merger, a definitive joint proxy statement/prospectus was mailed on or about May 10, 2011 to shareholders of record of AGL Resources and Nicor Inc. (“Nicor”) as of April 18, 2011.  WE URGE INVESTORS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT AGL RESOURCES, NICOR AND THE PROPOSED TRANSACTION.  The definitive joint proxy statement/prospectus, as well as other filings containing information about AGL Resources and Nicor, can be obtained free of charge at the website maintained by the SEC at www.sec.gov.  You may also obtain these documents, free of charge, from AGL Resources’ website (www.aglresources.com) under the tab Investor Relations/SEC Filings or by directing a request to AGL Resources Inc., P.O. Box 4569, Atlanta, GA, 30302-4569.  You may also obtain these documents, free of charge, from Nicor’s website (www.nicor.com) under the tab Investor Information/SEC Filings or by directing a request to Nicor Inc., P.O. Box 3014, Naperville, IL 60566-7014.

The respective directors and executive officers of AGL Resources and Nicor, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding AGL Resources’ directors and executive officers is available in the definitive joint proxy statement/prospectus and its definitive proxy statement filed with the SEC by AGL Resources on March 14, 2011, and information regarding Nicor directors and executive officers is available in the definitive joint proxy statement/prospectus and its definitive proxy statement filed with the SEC by Nicor on April 19, 2011.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the interests of the participants in the proxy solicitation are included in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC.  This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.

Date:  November 8, 2011

By: /s/Andrew W. Evans
Andrew W. Evans
Executive Vice President and Chief Financial Officer